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EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

    We consent to the incorporation by reference in this Registration Statement on Forms S-8 of bebe stores, inc (dba bebe) of our reports dated August 4, 2000 and September 26, 2000 appearing in the Annual Report on Form 10-K of bebe stores, inc. for the fiscal year ended June 30, 2000.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
San Francisco, CA
May 29, 2001

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EXHIBIT 23.2